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                                                                   EXHIBIT 4 (L)

                          FIRST SUPPLEMENTAL INDENTURE
                                     BETWEEN
                            MARSH SUPERMARKETS, INC.
                         AND CERTAIN OF ITS SUBSIDIARIES
                                       AND
                 STATE STREET BANK AND TRUST COMPANY, AS TRUSTEE


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                      MARSH SUPERMARKETS, INC., as Issuer,

                               MARSH DRUGS, INC.,
                          MARSH VILLAGE PANTRIES, INC.
                               MUNDY REALTY, INC.,
                             MAR PROPERTIES, INC.,
                                 MARLEASE, INC.,
                           MARSH INTERNATIONAL, INC.,
                            MARAINES GREENERY, INC.,
                             LIMITED HOLDINGS, INC.,
                     CONVENIENCE STORE DISTRIBUTING COMPANY,
                                MARSH P.Q., INC.,
                                  S.C.T., INC.,
                      NORTH MARION DEVELOPMENT CORPORATION,
                            CONTRACT TRANSPORT, INC.,
                           CRYSTAL FOOD SERVICES, LLC,
                               LOBILL FOODS, LLC,
                            CONTRACT TRANSPORT, LLC,
                            MARSH SUPERMARKETS, LLC,
                              VILLAGE PANTRY, LLC,
                                MARSH DRUGS, LLC,
                            TRADEMARK HOLDINGS, INC.,
                            MARSH CLEARING HOUSE, LLC
                             as Existing Guarantors

                  CONVENIENCE STORE DISTRIBUTING COMPANY, LLC,
                 CONVENIENCE STORE TRANSPORTATION COMPANY, LLC,
                    CRYSTAL FOOD MANAGEMENT SERVICES, LLC and
                             BUTTERFIELD FOODS, LLC
                          as Additional Guarantors, and

                 STATE STREET BANK AND TRUST COMPANY, as Trustee

                                   ----------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of December 31, 1997

                                  $150,000,000

                    8 7/8% Senior Subordinated Notes due 2007


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         FIRST SUPPLEMENTAL INDENTURE, dated as of December 31, 1997, among
Marsh Supermarkets, Inc., an Indiana corporation (the "Company"), Marsh Drugs, Inc., an Indiana corporation, Marsh Village Pantries, Inc., an Indiana corporation, Mundy Realty, Inc., an Indiana corporation, Mar Properties, Inc., an Indiana corporation, Marlease, Inc., an Indiana corporation, Marsh International, Inc., an Indiana corporation, Maraines Greenery, Inc., an Indiana corporation, Limited Holdings, Inc., an Indiana corporation, Convenience Store Distributing Company, an Ohio partnership, Marsh P.Q., Inc., an Indiana corporation, S.C.T., Inc., an Indiana corporation, North Marion Development Corporation, an Indiana corporation, Contract Transport, Inc., an Indiana corporation, Crystal Food Services, LLC, an Indiana limited liability company, LoBill Foods, LLC, an Indiana limited liability company, Contract Transport, LLC, an Indiana limited liability company, Marsh Supermarkets, LLC, an Indiana limited liability company, Village Pantry, LLC, an Indiana limited liability company, Marsh Drugs, LLC, an Indiana limited liability company, Trademark Holdings, Inc., a Delaware corporation, and Marsh Clearing House, LLC, an Indiana limited liability company, (collectively, the "Existing Guarantors"), and Convenience Store Distributing Company, LLC, an Indiana limited liability company, Convenience Store Transportation Company, LLC, an Indiana limited liability company, Crystal Food Management Services, LLC, an Indiana limited liability company and Butterfield Foods, LLC, an Indiana limited liability company (collectively, the "Additional Guarantors"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee").

         WHEREAS, the Company and the Existing Guarantors executed and delivered to the Trustee the Indenture dated August 5, 1997 among the Company, the Existing Guarantors and the Trustee (the "Indenture"; each capitalized terms used herein which is not defined in this First Supplemental Indenture shall have the meanings given to them in the Indenture);

         WHEREAS, each of the Additional Guarantors has become a Restricted Subsidiary since the date of the Indenture;

         WHEREAS, certain of the Existing Guarantors desire to transfer certain of their assets to certain of the Additional Guarantors;

         WHEREAS, Section 1015 of the Indenture permits a Guarantor to transfer its assets to a Restricted Subsidiary if the Restricted Subsidiary transferee is a Guarantor or simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the payment of the Securities by such Restricted Subsidiary on a senior subordinated basis;

         WHEREAS, each of the Additional Guarantors desires to become a Guarantor under the Indenture, as amended and supplemented hereby;

         WHEREAS, Section 901 of the Indenture provides for the circumstances pursuant to which the Indenture may be amended without the consent of the holders of the Securities and the Guarantee;

         WHEREAS, Section 901 of the Indenture provides that the Indenture may be amended without the consent of the holders of the Securities and the Guarantee in order to correct or supplement any provision which may be defective or inconsistent with any other provision of the Indenture or in the Securities or any Guarantee, or to make any other provisions with respect to


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matters or questions arising under the Indenture, the Securities or the
Guarantees, provided that such provision shall not adversely affect the interest of the Holders;

         WHEREAS, the Prospectus for the Securities, describing amendments to the Indenture permitted without the consent of the holders of the Securities, includes "to add a Guarantor under the Indenture";

         WHEREAS, the addition of additional Guarantors under the Indenture will not adversely affect the interest of the Holders;

         WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Existing Guarantors, the Additional Guarantors and the Trustee have been done;

         NOW THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH, that, for and in consideration of the premises, the Company, the Existing Guarantors and the Additional Guarantors agree with the Trustee as follows:

                                   ARTICLE ONE

                             AMENDMENT TO INDENTURE

Section 101. Amendment of Section 901
             ------------------------

         Section 901 of the Indenture is amended to delete the words "pursuant to the requirements of Section 1014".

                                   ARTICLE TWO

                        DELIVERY OF ADDITIONAL GUARANTIES

Section 201. Execution of Guaranty.
             ----------------------

         Simultaneously with the execution and delivery of this First Supplemental Indenture, each of the Additional Guarantors shall execute and deliver to the Trustee a Guarantee in the form described in Section 205 of the Indenture.

Section 202. Additional Guarantors are Guarantors Under Indenture and
             --------------------------------------------------------
Securities.
-----------

         Each of the Additional Guarantors hereby expressly assumes each of the obligations of a Guarantor, and upon execution of the Guarantee described above and this First Supplemental Indenture, the defined term "Guarantor" in the Indenture shall include each Additional Guarantor and the defined term "Guarantee" in the Indenture shall include the guarantee executed pursuant to
Section 201 of this First Supplemental Indenture.




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                                  ARTICLE THREE

                                  MISCELLANEOUS

Section 301. Counterpart Originals.
             ----------------------

         The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 302. Governing Law.
             --------------

         THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

Section 303. Effectiveness.
             --------------

         The provisions of this First Supplemental Indenture will take effect immediately upon its execution and delivery to the Trustee.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date and year first written above.

                                     MARSH DRUGS, INC.
                                     MUNDY REALTY, INC.
                                     MAR PROPERTIES, INC.
                                     MARLEASE, INC.
                                     MARSH INTERNATIONAL, INC.
                                     MARAINES GREENERY, INC.
                                     LIMITED HOLDINGS, INC.
                                     MARSH P.Q., INC.
                                     S.C.T., INC.
                                     NORTH MARION DEVELOPMENT
                                       CORPORATION
                                     CONTRACT TRANSPORT, INC.
                                     TRADEMARK HOLDINGS, INC.

                                     By: /s/ Don E. Marsh
                                         --------------------------------------
                                             Name: Don E. Marsh
                                             Title: President

                                     CRYSTAL FOOD SERVICES, LLC
                                     By:   Marsh Supermarkets, Inc., its
                                           Chief Operating Officer



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                                      LOBILL FOODS, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      CONTRACT TRANSPORT, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      MARSH SUPERMARKETS, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      VILLAGE PANTRY, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      MARSH DRUGS, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      MARSH CLEARING HOUSE, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      CONVENIENCE STORE DISTRIBUTING
                                      COMPANY, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      CONVENIENCE STORE TRANSPORTATION
                                      COMPANY, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      CRYSTAL FOOD MANAGEMENT SERVICES, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      BUTTERFIELD FOODS, LLC
                                      By:  Marsh Supermarkets, Inc., its
                                           Chief Operating Officer

                                      By: /s/ Don E. Marsh
                                          -------------------------------------
                                              Name: Don E. Marsh
                                              Title: President and Chief
                                                     Executive Officer



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                                       MARSH VILLAGE PANTRIES, INC.
                                       CONVENIENCE STORE DISTRIBUTING
                                            COMPANY
                                       By:     Marsh Village Pantries, Inc., its
                                               General Partner

                                       By: /s/ Don E. Marsh
                                           -------------------------------------
                                               Name:  Don E. Marsh
                                               Title: Chief Executive Officer


Attest:    /s/ P. Lawrence Butt
          ---------------------------------
          P. Lawrence Butt, Secretary
          Marsh Supermarkets, Inc.
          Marsh Drugs, Inc.
          Marsh Village Pantries, Inc.
          Mundy Realty, Inc.
          Mar Properties, Inc.
          Marlease, Inc.
          Marsh International, Inc.
          Maraines Greenery, Inc.
          Limited Holdings, Inc.
          Marsh Village Pantries, Inc., as
             general partner of Convenience
             Store Distributing Company
          Marsh P.Q., Inc.
          S.C.T., Inc.
          North Marion Development Corporation
          Contract Transport, Inc.
          Marsh Supermarkets, Inc.,
             as Chief Operating Officer of
             Crystal Food Services, LLC
             LoBill Foods, LLC
             Contract Transport, LLC
             Marsh Supermarkets, LLC
             Village Pantry, LLC
             Marsh Drugs, LLC
             Marsh Clearing House, LLC
             Convenience Store Distributing Company, LLC
             Convenience Store Transportation Company, LLC
             Crystal Food Management Services, LLC
             Butterfield Foods, LLC

Attest: /s/ P. Lawrence Butt
        ---------------------------------------
          P. Lawrence Butt, Assistant Secretary
          Trademark Holdings, Inc.



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STATE STREET BANK & TRUST COMPANY,
as Trustee

By: /s/ Dennis Fisher
    -------------------------------------------
        Name: Dennis Fisher
        Title: Assistant Vice President